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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 3, 1997 relating to the financial statements of Avalanche Systems, Inc. for the year ended December 31, 1996 included in Amendment No. 1 to Registration Statement No. 333-71043 on Form S-1 for the registration of the Class A Common Stock of Razorfish, Inc.




                                        /s/ M.R. Weiser & Co. LLP
                                        M.R. Weiser & Co. LLP

New York, New York
April 9, 1999